Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
OceanFirst Financial Corp.:
We consent to incorporation by reference in the registration statements (No. 333-215270; No. 333-215269; No. 333-177243; and No. 333-141746) on Form S-8, in registration statements (No. 333-213307; and No. 333-209590) on Form S-4, as amended by Post-Effective Amendments No. 1 on Form S-8, and in registration statement (No. 333-213487) on Form S-3 of OceanFirst Financial Corp., of our reports dated March 15, 2017 with respect to the consolidated statements of financial condition of OceanFirst Financial Corp. and subsidiary as of December 31, 2016 and 2015 and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports are incorporated by reference in the December 31, 2016 Annual Report on Form 10-K of OceanFirst Financial Corp.

/s/ KPMG LLP
Short Hills, New Jersey
March 15, 2017